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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): JULY 22, 1997 (APRIL 30, 1997)
                                                  ------------------------------

                             CONSOLIDATED STAINLESS, INC.


   DELAWARE                       0-22690                   59-1669166
---------------            ---------------------          -------------
(State or other            (Commission File No.)           (IRS Employer
jurisdiction of                                               ID No.)
incorporation)


                      1601 EAST AMELIA STREET, ORLANDO FL 32803
           ---------------------------------------------------------------
                       (Address of principal executive offices)


                                   (407) 896-4000
                 ---------------------------------------------------
                  Registrant's telephone number, including area code


                  --------------------------------------------------
            (Former name or former address, if changed since last report)

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    ITEM 5 - OTHER EVENTS.

    The Company has been notified by the Department of the Treasury - Internal Revenue Service ("IRS") that it has concluded an examination of the Company's tax returns for the tax periods ended December 31, 1992, November 30, 1993, December 31, 1994 and December 31, 1995. The IRS is proposing changes to the tax returns resulting in additional taxes amounting to $1,210,706 and penalties totaling an additional $242,140. The issues raised by the IRS relate to a Built-in Gains Tax for the disposition of inventory and the valuation of inventory based upon the tax requirement that certain indirect costs be included in the value of its inventory which are not required for financial statement purposes.

    The Company appealed the proposed findings to the Office of the Regional Director of Appeals and has requested a hearing to present its positions on the issues raised by the IRS. The Company has substantial arguments, both in the facts and circumstances and in the law, to refute the arguments of the IRS. The Company believes that the Built-in Gains Tax does not apply to the years examined and that it has capitalized sufficient costs to comply with IRS regulations. However, should the IRS prevail on the capitalization of costs issue, it would immediately create an additional net operating loss increasing the amount of available losses to carry forward and offset against future taxable earnings of the Company.

    Should the Appeals officer find in favor of the IRS, the Company has additional administrative channels of appeal available to challenge the proposed changes and intends to vigorously defend its position. The Company does not intend at this time to set up a reserve for payment of the alleged deficiencies and penalties.

    ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

    (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

    (b)  PRO FORMA FINANCIAL INFORMATION

         Not applicable.

    (c)  EXHIBITS.

         Not applicable.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                             CONSOLIDATED STAINLESS, INC.
                                  (Registrant)



Dated:  July 22, 1997             By:___________________________
                                       Burton Chasnov
                                       Chief Financial Officer